Exhibit 10(fff)



                            AMENDMENT NO. 3 TO
                        JOINT VENTURE AGREEMENT OF
                             VICTORIA PARTNERS


     This Amendment No. 3 to Joint Venture Agreement of Victoria Partners (the Amendment ), dated as of February 28, 1996, is entered into with reference to the Joint Venture Agreement of Victoria Partners, dated as of December 9, 1994, as amended by Amendment No. 1 thereto dated as of April 17, 1995, and Amendment No. 2 thereto dated as of September 25, 1995 (as so amended, the
 Joint Venture Agreement ), by and between MRGS Corp., a Nevada corporation ( MR Sub ), and Gold Strike L.V., a Nevada general partnership ( Gold Strike ). Capitalized terms used but not defined in this Amendment are used with the meanings set forth for such terms in the Joint Venture Agreement.

                                 PREAMBLE

     WHEREAS, MR Sub and Gold Strike desire to amend certain terms and provisions of the Joint Venture Agreement as provided herein, and in all other respects to confirm the terms and provisions of the Joint Venture Agreement.

     NOW, THEREFORE, MR Sub and Gold Strike agree as follows:

     1. Amendment to Section 9.5. The following is hereby added after the third and before the fourth sentences of Section 9.5 of the Joint Venture Agreement:

           The Managing Venturer may appoint, from time to time, certain employees of the Managing
          Venture or its Affiliates to devote
          essentially full time to the management of the Facility and retain such employees on its payroll. In such event, the Joint Venture shall reimburse the Managing Venturer or its Affiliate for the out-of-pocket compensation
          (e.g., salary, bonus, direct cost of health and retirement benefit plans) paid to such employee for performing services to the Joint
          Venture on a full time basis. The terms of any benefits offered to such an employee
          (including, without limitation, health benefit plans, retirement plans, stock option grants) shall be in the sole discretion of the Managing Venturer or its Affiliate.

     2. Confirmation. In all other respects, the terms and provisions of the Joint Venture Agreement are hereby confirmed and shall remain unchanged and in full force and effect.

     [Signature page to follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                              MRGS CORP., a Nevada corporation



                              By:______________________________
                                 Daniel R. Lee
                                 Chief Financial Officer

                              GOLD STRIKE L.V., a Nevada
                              general partnership
                              By: M.S.E. Investments, Incorporated,
                              a Nevada corporation,
                              Its: general partner




                              By:___________________________
                                 Michael S. Ensign
                                 President